SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 7, 2004

WASHINGTON REAL ESTATE

INVESTMENT TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-6622	53-0261100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6110 Executive Boulevard, Suite 800, Rockville, Maryland	20852
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (301) 984-9400

Item 5.	Other Events and Required FD Disclosure.

In its proxy statement dated April 1, 2004 with respect to its annual meeting of shareholders to be held on May 20, 2004, the Trust has proposed to amend its Declaration of Trust to authorize the issuance of Preferred Shares. The Trust has proposed this amendment solely in contemplation of raising capital in the ordinary course of business. The Trust is not aware of any current effort by any person to accumulate Shares or obtain control of the Trust, and the Preferred Share Amendment is not designed to impede the acquisition of the Trust. The Trust will not, without shareholder approval, use the ability to issue Preferred Shares as a takeover defense.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASHINGTON REAL ESTATE INVESTMENT TRUST

(Registrant)

By:	/s/ Sara L. Grootwassink
(Signature)

Sara L. Grootwassink Chief Financial Officer

May 7, 2004

(Date)